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                                                                      EXHIBIT 15

                             ORGANIZATIONAL CHART
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
                                               ------------------------------
                                                 Trilon Financial Corporation
                                                           (Canada)
                                                ------------------------------
                                                ------------------------------
                                                 London Insurance Group, Inc.
                                                            (Canada)
                                                 -----------------------------
                               ------------------------------  ------------------------------
                                         London Life             Security First Group, Inc.
                                      Insurance Company                  95-394785
                                           (Canada)                       (Canada)
                                -----------------------------  -------------------------------
--------------  --------------  --------------  --------------  --------------  --------------  --------------  --------------
Security First  Security First  Security First  Security First  Security First  Security First  Security First  Security First
Insurance Agency,  Group of       Financial,    Life Insurance    Investment       Insurance      Management      Real Estate,
    (Nevada)       Ohio, Inc.         Inc.          Company       Management       Agency, Inc.   Corporation         Inc.
   88-0272002      34-1737227      95-2869421    DE      61050    Corporation    (Massachusetts)  95-4087137      95-4087153
---------------  --------------  --------------    54-0696644     95-2844896       95-3476150   --------------  -------------
                                                 -------------   ------------    -------------
                                                      --------------------
                                                       Security First Life
                                                            Insurance
                                                             Company
                                                            of Arizona
                                                        AZ            8901D
                                                            86-0676035
                                                         -------------------

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